UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 27, 2009

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2008, Comstock Homebuilding Companies, Inc. (the “Company” or “Comstock”) and Comstock Penderbrook, L.C. (the “Borrower”), a wholly owned subsidiary of the Company, entered into a forbearance agreement (the “Agreement”) with Guggenheim Corporate Funding (the “Lender”) with respect to the $13.5 million outstanding under the Company’s secured Penderbrook project loan. The key terms of the Agreement provide for: 1) The maturity date of the loan was extended from February 22, 2010 to March 6, 2011 with additional incremental extensions until March 6, 2012 provided certain unit delivery requirement thresholds are met. To qualify for the first additional incremental extension of four months the Company must achieve forty-five settlements prior to the extended maturity; 2) The interest rate in effect for each calendar year will be determined on the last day of the year, retroactively for the year, based upon the cumulative unit settlements during the year. The interest rate will start to step down from a high of LIBOR + 1400 bps to a floor of LIBOR + 400 bps each year based on a range of seven to twenty unit settlements occurring in 2009 and a range of sixteen to twenty-six unit settlements in 2010. Prior to the execution of the forbearance agreement the interest rate spread on the loan was fixed at 600 bps over LIBOR; 3) The Borrower must achieve cumulative unit settlements on a quarterly basis of one, six, eight, ten, sixteen and twenty-four commencing on September 30, 2009 through December 31, 2010; 4) The Borrower assigned to the Lender deeds-in-lieu of foreclosure to be recorded in the event of a default that remains uncured and has waived its rights to automatic stay of foreclosure; 5) Outstanding past due interest of approximately $425,000 was added to the outstanding balance of the loan resulting in an outstanding balance post closing on the Agreement of approximately $14,000,000; 6) Comstock was granted a one-time option to retire the note prior to May 26, 2009 at a discount of between 9% and 16% based upon when the option is exercised.

On January 29, 2009 the Company issued a press release announcing the debt restructurings. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated January 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2009

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary